EXHIBIT 4(b)
                             [FORM OF FACE OF NOTE]
No.
                             Ralston Purina Company

                                   % Note Due

     Ralston Purina Company,  a Missouri corporation  (the "Issuer"), for  value
received, hereby promises to pay to                  or registered assigns,  the
principal sum of                         Dollars on                       ,  and
to pay interest, semiannually on            and                   of each  year,
commencing               ,     , on said principal  sum at the office or  agency
of the Issuer in            , in such coin  or currency of the United States  of
America as at the time of payment shall be legal tender for the payment of public and private debts, at the rate per annum specified in the title of this
Note, from the                    or the                      , as the case  may
be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on these Notes, in
which case from                  , until payment of said principal sum has  been
made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security register. [Notwithstanding
the foregoing, if the date hereof is after the       day of                   or
               ,  as  the   case  such                   or                    ;
           provided, that if the Issuer shall default in the payment of interest
due on such               or               , to which interest has been paid or,
if no interest has been paid on these Notes, from              .]  The  interest
so payable  on  any               or              ,  will,  subject  to  certain
exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on
the               or             , as  the  case  may be,  next  preceding  such
            or             .

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, Ralston Purina Company has caused this instrument to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

     Dated:                   RALSTON PURINA COMPANY


                              By:


                              By:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                              The First National Bank of Chicago,
                                as Trustee


                              By:
                                   Authorized Officer


                           [FORM OF REVERSE OF NOTE]

                             Ralston Purina Company

                                   % Note Due

     This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of May 26, 1995 (herein called the "Indenture"), duly executed and delivered by the Issuer to The First National Bank of Chicago, as Trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the % Notes
Due                    of the Issuer, limited in aggregate principal amount to $
                 .

     In  case  an  Event  of  Default  with  respect  to  the      %  Notes  Due
                  , as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Securities are subject to the provisions of the Indenture relating to defeasance of the entire indebtedness represented by the Securities.

     The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than 50% in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (treated as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Security affected (i) change the final maturity of the principal of, or installment of interest, if any, on, any Security, or reduce the principal amount thereof or the interest thereon or any amount payable upon redemption thereof, or change the maturity of or reduce the amount of any payment to be made with respect to any Coupon, or change the currency or currencies in which the principal of or interest on such Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Security, or impair the right to institute suit for the enforcement of any payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date); or (ii) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Notes are issuable in registered form without coupons in  denominations
of $           and any multiple of $              at the office or agency of the
Issuer in                         ,  and  in  the  manner  and  subject  to  the
limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

     The Notes may be redeemed at the option of  the Issuer as a whole, or from
time to time in part, on any date after                   and prior to maturity,
upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Notes at their last registered addresses, all as further provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

     If redeemed during the twelve-month period beginning

     Year           Percentage          Year           Percentage



     Upon due  presentment for  registration of  transfer of  this Note  at  the
office or agency of the Issuer in                       , a new Note or Notes of
authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     The Indenture with respect to any series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the placement of all the Securities of such series or upon the deposit with the Trustee of funds or U.S. Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article Ten of the Indenture.

     Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.